                                                                           10.7

                              EMPLOYMENT AGREEMENT

            This Employment Agreement (the "Agreement"), dated July 30, 1999, is made and entered by and among Vacation Emporium Corporation, a Nevada corporation, (the "Company"), and Shawn D. Baldwin (the "Executive").

                                    RECITALS

            A. The Company has entered into a non-binding letter of intent with Charles V. Payne ("Payne") describing the intent of the parties that the Company acquire from Payne all of the issued and outstanding shares of capital stock of Wall Street Strategies, Inc., a Delaware Corporation ("WSS"; such acquisition (or prepared acquisition) referred to herein as the "WSS Acquisition").

            B. It is the desire of the Company to be assured of the management services of the Executive by employing Executive in the capacity and on the terms as set forth below.

            C. The Executive desires to commit himself to serve the Company on the terms herein provided.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

            1. Employment. The Company shall employ the Executive, and the Executive shall enter the employ of the Company, for the period commencing October 1, 1999 (the "Commencement Date") and ending at the close of business on September 30, 2002, unless sooner terminated in accordance with the provisions of this Agreement or otherwise (the "Term"). Upon expiration of the Term, except as expressly set forth herein, this Agreement and all of its provisions shall terminate and shall cease to have any force or effect.

            2. Position and Duties.

                  (a) During the Term, the Executive agrees to serve as Chief Operating Officer of the Company and shall have such duties, functions, responsibilities and authority as may be determined by the board of directors of the Company.

                  (b) During the Term, the Executive shall devote all of his working time, attention, skill and efforts to the business and affairs of the Company and its subsidiaries (including, upon completion, if any, of the WSS Acquisition, WSS), shall use his best efforts to promote the success of the businesses of the Company and its subsidiaries and shall not enter the employ of or serve as a consultant to, or in any way perform any services (with or without compensation) for, any other person, firm, corporation, partnership, limited liability company, group, association or organization or other entity where such conduct would be


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inconsistent with, in competition with, or prevent, hinder or restrict the
Executive from carrying out, his duties to the Company.

            3. Compensation and Related Matters.

                  (a) Annual Base Salary. During the Term, the Executive shall receive a salary of $175,000 per annum (the "Annual Base Salary"). The Annual Base Salary will be payable in accordance with the Company's policies in effect from time to time, but, in no event, will such Annual Base Salary be payable less frequently than in monthly installments.

                  (b) Expenses. The Company shall reimburse the Executive for reasonable business expenses incurred by the Executive in the performance of his duties under this Agreement upon evidence of payment by Executive of such expenses and otherwise in accordance with Company policies then in effect, as such policies may change from time to time.

                  (c) Benefits. During the Term, the Executive shall be entitled to participate in or receive benefits under any employee health, life and disability plan generally made available by the Company to its salaried employees and to the extent applicable such other benefits made available to its executive employees, as they may change from time to time, subject to and on a basis consistent with the terms, conditions and overall administration of such plan or arrangement.

                  (d) Incentive Bonus. Commencing with his performance in the current fiscal year, the Executive shall be entitled to earn an annual incentive bonus of up to 40% of the Annual Base Salary, pro rated for a short fiscal year, if applicable, based upon annual sales goals for such fiscal year as approved by the board of directors of the Company. The board of directors will determine the sales goals for the current fiscal year within 60 days after the Commencement Date and, with respect to subsequent fiscal years during the Term will determine sales goals for such years within 60 days after the start of such years. The Company will determine whether, and will provide Executive with written notice as to whether the sales goals for a given fiscal year have been achieved within 60 days after the end of such fiscal year and, if and to the extent the applicable sales goals have been achieved in respect of such fiscal year, will pay the applicable incentive bonus within 10 business days after the date of such written notice.

                  (e) Stock Options. Simultaneously herewith, the Company shall grant to Executive options under the Company's 1996 Compensatory Stock Option Plan to acquire 526,923 shares of Company common stock (the "Options"). The Options shall become vested in nine consecutive equal quarter annual installments commencing on the nine month anniversary of the Commencement Date provided on each such vesting date the Executive is then employed by the Company.

                  (f) Office and Supplies. The Executive shall be provided an office at WSS' principal office, office furniture, secretarial support and office supplies provisions commensurate with his office.


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                  (g) Vacation. The Executive shall be entitled to twenty
business days of annual vacation to be used each year (and not carried over) at times mutually convenient to the Company and Executive.

                  (h) Relocation Allowance. The Company will reimburse Executive for actual relocation expenses up to a maximum of $10,000, as reasonably substantiated by Executive. Reimbursable relocation expenses shall include, without limitation, charges by moving company, rental security deposit and rental agent commissions, as applicable.

                  (i) Deductions and Withholdings. All amounts payable or which become payable hereunder shall be subject to all deductions and withholding required by law.

            4. Termination. This Agreement may be terminated under the following circumstances:

                  (a) Death. The Executive's employment hereunder shall terminate upon his death. In the case of the Executive's death, the Company shall pay to the Executive's beneficiaries or estate, as appropriate, promptly after his death, the then current accrued but unpaid Annual Base Salary, incentive bonus (provided such incentive bonus and the sales goals on which such bonus are based shall be pro rated for the portion of the fiscal year during which the Executive was employed and, provided further, no such bonus shall be payable in respect of a fiscal year in which Executive has completed less than six (6) months of service ) and all expenses for which he is entitled to be reimbursed pursuant to Section 3 through the date of his termination. The Executive and his beneficiaries and estate, as appropriate, shall be entitled to no other compensation under this Agreement following, or as a result of, a termination under these circumstances.

                  (b) Disability.

                        (i) If a Disability (as defined below) of the Executive occurs during the Term, the Company may give the Executive written notice of its intention to terminate his employment. In such event, the Executive's employment with the Company shall terminate on the effective date specified in such notice. In the case of a termination as a result of a Disability, the Company shall pay to the Executive promptly after his termination the then current accrued but unpaid Annual Base Salary, incentive bonus (provided such incentive bonus and the sales goals on which such bonus are based shall be pro rated for the portion of the fiscal year during which the Executive was employed and, provided further, no such bonus shall be payable in respect of a fiscal year in which Executive has completed less than six (6) months of service ), and all expenses for which he is entitled to be reimbursed pursuant to Section 3 through the date of his termination. The Executive and his beneficiaries and estate, as appropriate, shall be entitled to no other compensation under this Agreement following, or as a result of, a termination under these circumstances.


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                        (ii) For the purpose of this subsection 4(b),
"Disability" shall mean the Executive's inability to perform his normal duties as Chief Operating Officer of the Company, with or without reasonable accommodation, due to a mental or physical impairment for a period of at least three (3) consecutive months or four (4) months in the aggregate in any twelve
(12) month period. The Executive agrees to submit to a reasonable number of examinations by a medical doctor selected by the Company and reasonably acceptable to the Executive (or his legal representative) making the determination of disability under this Section 4(b)(ii), and the Executive hereby authorizes the disclosure and release to the Company of such determination and all supporting medical records.

                  (c) Termination by the Company for Cause.

                        (i) The Company may terminate the Executive's employment hereunder for Cause (as defined below) at any time upon written notice to the Executive. In such event, the Executive's employment shall terminate on the effective date specified in such notice. In the case of the Executive's termination for Cause, the Company shall promptly pay to the Executive his then current accrued but unpaid Annual Base Salary and all expenses for which he is entitled to be reimbursed pursuant to Section 3 through the date of his termination. The Executive and his beneficiaries shall be entitled to no other compensation under this Agreement following, or as a result of, a termination under these circumstances.

                        (ii) For purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment hereunder in the event of (A) the Executive personally receiving a material benefit in money, property or services from the Company or its subsidiaries or from another person dealing with the Company or its subsidiaries in violation of applicable law or material Company policy previously made known to the Executive, (B) an act of fraud, conversion, misappropriation or embezzlement by the Executive or his conviction of or entering a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment, (C) any other breach by the Executive of this Agreement in any material respect, which is not cured by the Executive within thirty days after receipt of written notice from the Company, (D) a knowing violation by Executive of a law relating to the Company's business, (E) a knowing violation by Executive of a written material Company policy or (F) issuance of any order, judgment or decree permanently or preliminarily enjoining or otherwise limiting Executive (i) from engaging in the business of an investment adviser, underwriter, broker or dealer in securities or (ii) engaging in any type of business activity in connection with the purchase or sale of any security or commodity in connection with any violation of federal or state securities or commodities laws by Executive.

                  (d) Termination by the Company Without Cause. The Company may terminate the Executive's employment hereunder without Cause upon written notice to the Executive. In such event, the Executive's employment shall terminate on the effective date specified in such notice. In the event the Executive's employment hereunder is terminated by the Company without Cause, the Company shall pay to the Executive his then current accrued but unpaid Annual Base Salary and expenses to which he is entitled pursuant to Section 3 through the date of his termination. In addition, the Executive shall receive


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continuation of his Annual Base Salary, benefits and incentive bonus as specified in paragraph 3 above, through the balance of the Term. The Executive and his beneficiaries shall be entitled to no other compensation under this Agreement following, or as a result of, a termination under these circumstances.

                  (e) Mutual Agreement. The Executive's employment may be terminated by written mutual agreement of the Executive and the Company at any time.

            5. Confidential and Proprietary Information.

                  (a) The parties agree and acknowledge that during the course of the Executive's employment, the Executive will be given and will have access to and be exposed to "Confidential Information" (as defined below) in written, oral, electronic and other form regarding the Company and its business units, divisions and subsidiaries and business, equipment, products and employees. For purposes of this Agreement, "Confidential Information" means any information relating to the business or affairs of the Company or its subsidiaries (including, following completion, if any, of the WSS Acquisition, WSS), including but not limited to information relating to financial statements, business plans, forecasts, purchasing plans, customer and subscriber identities, potential customers and subscribers, employees, suppliers, partners, allies, equipment, programs, strategies and information, analyses, profit margins or other proprietary information used by the Company or its subsidiaries in connection with the conduct of their respective and collective businesses. The Executive agrees to use such information only for purposes of carrying out his duties for the Company and not for any other purpose, including, without limitation, not in any way or for any purpose detrimental to the Company or its subsidiaries. Confidential Information hereunder does not include any information which (i) is already in or subsequently enters the public domain, other than as a result of any direct or indirect action or inaction by the Executive, (ii) is already in the Executive's possession and was received by Executive from a source other than the Company provided that such information is not known to the Executive to be subject to another confidentiality agreement or other obligation of secrecy or confidentiality (whether pursuant to contract, legal or fiduciary obligation or duty or otherwise) to the Company or any other person or entity, or (iii) becomes available to the Executive on a nonconfidential basis from a source other than the Company, provided that such source is not known by the Executive to be subject to a confidentiality (whether pursuant to a contract, legal or fiduciary obligation or duty or otherwise) to the Company or any other person or entity.

                  (b) In recognition of the Company's need to protect its legitimate business interests and in consideration of the rights granted to Executive in this Agreement, Executive hereby agrees that with regard to any Confidential Information, at all times during the term of Executive's employment with the Company (whether pursuant to this Agreement, on an "at will" basis or otherwise) and for a period of three (3) years thereafter Executive shall regard and treat all such information as strictly confidential and wholly owned by the Company and shall not, for any reason or in any fashion, either directly or indirectly, use or reproduce any such Confidential Information or disclose, transfer, assign, disseminate or otherwise communicate any such Confidential Information to any person or entity for any


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purpose other than in accordance with this Agreement or pursuant to the instructions of a duly authorized representative of the Company.

                  (c) All physical property and all notes, memoranda, files, records, writings, documents and other materials of any and every nature, written or electronic, which the Executive shall prepare, use or come into contact with in the course of his employment with the Company and which relate to or are useful in any manner to the business now or hereafter conducted by the Company and its subsidiaries are and shall remain the sole and exclusive property of the Company. The Executive shall not remove from the Company's or its subsidiaries' premises any such physical property, the original or any reproduction of any such materials or the information contained therein, except and solely for the purposes of carrying out his duties to the Company and all such property, materials and information in his possession or under his custody or control upon the termination of his employment with the Company shall be immediately turned over to the Company.

                  (d) The provision of this Section 5 shall survive any termination of this Agreement or the Executive's employment with the Company.

            6. No Solicitation of Customers or Executives.

                  (a) Executive will not, directly or indirectly during the Term of and for a period of one (1) year following the termination of this Agreement:

                        (i) persuade or attempt to persuade any person or entity which is or was a customer, client or supplier of the Company during the term of this Agreement or on the date of which Executive's employment is terminated to cease doing business with the Company, or to reduce the amount of business it does with the Company;

                        (ii) persuade or attempt to persuade any employee of the Company, or any individual who was an employee of the Company during the one (1) year period prior to the termination of this Employment Agreement, to leave the Company's employ, or to become employed by any person or entity other than the Company; or

                        (iii) engage in or market any business competitive with the business of the Company, enter the employ of or render any services to, any person engaged in such activities, or become interested in any such person in any capacity, including without limitation, as an individual, partner, shareholder, investor, officer, director, principal, agent, trustee or consultant; provided, however, he may own, directly or indirectly, solely as an investment, securities of any person traded on any national securities exchange if he is not a controlling person of, or a member of a group which control such person and does not, directly or indirectly, own 5% or more of any class of securities of such person.

                  (b) The provisions of this Section 6 shall survive any termination of this Agreement or the Executive's employment with the Company.


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            7. Injunctive Relief. The Executive acknowledges that (a) the provisions of Sections 5 and 6 are valid and enforceable and are reasonable and necessary to protect the legitimate interests of the Company and its business and (b) any violation of Sections 5 or 6 will result in irreparable injury to the Company, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such violation would not be reasonable or adequate compensation to the Company for such a violation. Accordingly, the Executive agrees that if the Executive violates the provisions of Sections 5 or 6, in addition to any other remedy which may be available at law or in equity, the Company will be entitled to specific performance and injunctive relief, without the necessity of posting a bond or other security, and without the necessity of proving actual damages.

            8. Assignment; Successors and Assigns. The Executive agrees that he will not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, any rights or obligations under this Agreement, nor shall the Executive's rights be subject to encumbrance of the claims of creditors. Any purported assignment, transfer, delegation, disposition or encumbrance in violation of this Section 8 shall be null and void and of no force or effect. Nothing in this Agreement shall prevent the consolidation or merger of the Company with or into any other entity, or the sale by the Company of all or any portion of its respective properties or assets, or the assignment by the Company of this Agreement and the performance of its obligations hereunder to any subsidiary of the Company, (including, upon completion, if any, of the WSS Acquisition, WSS), or any successor in interest or any other affiliated entity, and the Executive hereby consents to any and all such assignments. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above.

            9. Choice of Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. The Executive irrevocably consents to the service of any and all process in any action or proceeding arising out of or relating to this Agreement by the mailing of copies of such process to such Executive at the address specified in Section 12. The parties hereto irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York or any state court located in New York County, State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby. Each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum in connection therewith.

            10. Severability of Provisions. In the event that any provision or any portion thereof should ever be adjudicated by a court of competent jurisdiction to exceed the limitations permitted by applicable law, as determined by such court in such action, then such


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provisions will be deemed reformed to the maximum limitations permitted by applicable law, the parties hereby acknowledging their desire that in such event such action be taken. In addition to the above, the provisions of this Agreement are severable, and the invalidity or unenforceability of any provision or provisions of this Agreement or portions thereof will not affect the validity or enforceability of any other provision, or portion of this Agreement, which will remain in full force and effect as if executed with the unenforceable or invalid provision or portion thereof eliminated. Notwithstanding the foregoing, the parties hereto affirmatively represent and acknowledge that this Agreement and each of its provisions is enforceable in accordance with its terms, and expressly agree not to challenge the enforceability of the Agreement or any of its provisions in the future. The parties hereto are expressly relying upon this representation and acknowledgment in determining to enter into this Agreement.

            11. Warranty. As an inducement to the Company to enter into this Agreement, the Executive represents and warrant to the Company that he is not a party to any other agreement or obligation for personal services, and that there exists no impediment or restraint, contractual or otherwise, on his power, right or ability to enter into this Agreement and to perform his duties and obligations hereunder.

            12. Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method upon receipt of telephonic or electronic confirmation; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:


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                              If to the Executive, addressed to:

                              Shawn D. Baldwin
                              680 North Lake Shore Drive
                              Apt. 407
                              Chicago, Illinois 60611

                              With a copy to:

                              Ted Ward, Esq.
                              900 West Jackson Boulevard
                              Suite 6 West
                              Chicago, Illinois 60607

                              If to the Company, addressed to:

                              90 Madison Street
                              Denver, Colorado 80806

                              With a copy to:

                              Bryan Cave LLP
                              245 Park Avenue
                              New York, New York  10163-0034
                              Attn:Steven A. Saide

or to such other place and with such other copies as either party may designate as to itself or himself by written notice to the others.

            13. Cumulative Remedies. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other right or remedies.

            14. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

            15. Entire Agreement; Amendments and Waivers. This Agreement is intended by the parties to be, and is, the complete, exclusive and final expression of their agreement with respect to the subject matter hereof. Moreover, this Agreement supersedes, and may not be contradicted by, or modified or supplemented by, evidence of any prior or contemporaneous agreement as to the subject matter hereof, and no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceeding to vary the terms of this Agreement. This Agreement supersedes any and all severance agreements that Executive has or had with the Company, and any and all such severance agreement shall be null


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and void, and of no force or effect. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by each party to be bound thereto. No waiver of any of the provisions of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed or be construed as a further, continuing or subsequent waiver of any such provision or as a waiver of any other provision of this Agreement. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall preclude any other or further exercise of any other right, remedy or power provided herein or by law or in equity.

            16. Representation of Counsel; Mutual Negotiation. Each party has had the opportunity to be represented by counsel of its choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction and construction of the parties, at arm's-length, with the advice and participation of counsel, and shall be interpreted in accordance with its terms without favor to any party.

            17. Consultancy. Between the date hereof and the Commencement Date (the "Consulting Period"), Executive agrees to provide the Company with general business consulting services as reasonably requested by the Company, including without limitation consulting services in connection with the proposed acquisition of WSS, the integration of WSS' business into the Company, the preparation and execution of a business plan for the Company and WSS, acquisitions, financing, strategic alliances and partnerships and other matters relating to the business and proposed business of the Company and WSS. Executive shall not be required to provide such consulting services in any particular location and further shall not be required to provide the Company with more than 20 hours of consulting services per month during the Consulting Period. The Company shall reimburse the Executive for all reasonable business expenses incurred by the Executive in the performance of such consulting duties during the Consulting Period upon evidence of payment by the Executive of such expenses and otherwise in accordance with Company policies then in effect, as such policies may change from time to time.


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            18. Termination Prior to Commencement Date. If the WSS Acquisition
is not completed by September 30, 1999, either party hereto may terminate this Agreement upon written notice to the other, and in such event, this Agreement shall be of no further force and effect and neither party shall have any liability to the other under or in respect of this Agreement, other than as specified in Section 17 hereof which section shall survive such termination.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                              EMPLOYEE


                              /s/ Shawn D. Baldwin
                              -----------------------------
                              Shawn D. Baldwin


                              VACATION EMPORIUM CORPORATION


                              By: /s/ Ian Rice
                                 ----------------------------
                                 Name:   Ian Rice
                                 Title:  Chairman


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